UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2023

AMERGENT HOSPITALITY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56160	84-4842958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Post Office Box 470695

Charlotte, NC

28247

(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth under Item 5.03 are incorporated into this Item 1.01 by this reference

On January 26, 2023, Amergent Hospitality Group Inc. (“Amergent or the “company”) closed, pursuant to a Securities Purchase Agreement with certain accredited investors, on the sale in a private offering of 125 units (“Units”), each Unit comprised of one share of Series A Convertible Preferred Stock (“Series A Preferred”) and a warrant (“Warrant”) to purchase up to 10,000 shares of common stock, $0.0001 par value, of the company, for aggregate gross proceeds of $2,500,000.

On February 1, 2023, Amergent filed a Certificate of Designation of the Preferences, Rights and Limitations Series B Convertible Preferred Stock (“Certificate”) with the Secretary of State of Delaware, which becomes effective upon filing. The Certificate, which forms a part of the company’s Certificate of Incorporations, specifies the terms of the Series B Preferred, as described in Item 5.03. The Warrants have a term of 10 years and an initial exercise price of $1.00 per share of common stock. Exercise of the Warrants is subject to a 4.99% beneficial ownership limitation, which may be increased, decreased or waived by a holder in its sole discretion. The exercise price of the Warrants is subject to customary proportional adjustment for stock splits, stock dividends, and distributions. Holders of Warrants shall also have customary protections in the event of a fundamental transaction.

The company plans to use the net proceeds to complete the purchase of its recently announced acquisition of Boudreaux’s Cajun Kitchen, along with funding its future growth strategy.

The above description of the Securities Purchase Agreement and Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the documents, copies of which will be attached to the company’s quarterly report on From 10Q for the period ending March 31, 2023.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures set forth under Item 1.01 are incorporated into this Item 3.02 by this reference.

The Units were offered and sold in a transaction not involving a public offering pursuant to exemption from the Securities Act of 1933, as amended (the “Securities Act”) and have not been registered under the Securities Act, or any other applicable state securities laws. The offer and sale of the foregoing Units was made in reliance on an exemption from registration under Section 4(a)(2) and/ or Rule 506, as promulgated under Regulation D, of the Securities Act of 1933, as amended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth under Item 5.03 are incorporated into this Item 3.03 by this reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2023, Amergent filed a Certificate of Designation of the Preferences, Rights and Limitations Series B Convertible Preferred Stock (“Certificate”) with the Secretary of State of Delaware, which becomes effective upon filing. The Certificate, which forms a part of the company’s Certificate of Incorporations, specifies the terms of the Series B Preferred.

The company is authorized to issue up to 400 shares of Series B Preferred. Each share has a stated value of $20,000.00. Series B Preferred converts to common stock at an initial conversion price of $0.50 per share. The holders of Series B Preferred shall receive cumulative dividends in an amount equal to 12% of the stated value ($2,400.00 per share of Series B Preferred) on an annual basis, payable in cash, or in shares of common stock based on 30 day VWAP of common stock on the trading market. Conversion of Series B Preferred shall be subject to a 4.99% beneficial ownership limitation, which may be increased, decreased or waived by holder in its sole discretion. Upon any liquidation, dissolution or winding-up of the company, whether voluntary or involuntary, the holders of Series B Preferred shall be entitled to receive out of the assets of the company an amount equal to the stated value plus any accrued and unpaid interest, for each share of Series B Preferred, after any distributions and payment shall be made to holders of any senior securities and before any distribution or payment shall be made to the holders of common stock and any other junior securities.

The company has the right to redeem the Series B Preferred: (a) commencing May 1, 2023 through December 31, 2023, at a price of $25,000.00 per share plus the amount of accrued but unpaid dividends, (b) commencing January 1, 2024 through December 31, 2024, at a price of $30,000.00 per share plus the amount accrued but unpaid dividends, and (c) commencing January 1, 2025 through December 31, 2025, at a price of $35,000.00 per share plus the amount accrued but unpaid dividends. Redemptions may be made in part, pro-rata among holders, or in whole and require 30 days’ notice to holders. In the event of redemption, the investors will retain the Warrants.

Each holder of Series B Preferred will have the right, at any time, to convert each share of Series B Preferred into 40,000 shares of common stock based on the initial conversion price of $0.50, subject to the beneficial ownership limitation and certain adjustments as provided in the Certificate.

The conversion price of the Series B Preferred shall be subject to customary proportional adjustment for stock splits, stock dividends, and distributions. In the event of a pro-rata distribution of assets or rights offering to holders of common stock, holders of Series B Preferred will be allowed to participate on an as converted basis. Holders of Series B Preferred shall also have customary protections in the event of a fundamental transaction.

The holders of Series B Preferred shall vote together with the holders of common stock as a single class on an as-converted basis on all matters presented to the holders of common stock and shall vote as a separate class on all matters presented to the holders of Series B Preferred. The approval of a majority in interest of holders of Series B Preferred shall be required to take any action that alters the rights of Series B Preferred.

The Series B Preferred investor’s interests will be subordinated to all of the company’s indebtedness for borrowed money, whether or not such indebtedness for borrowed money is secured.

A copy of the Certificate is attached as Exhibit 3.1 and is incorporated herein by reference.

The foregoing summary description of the Certificate is not complete and is qualified in its entirety by reference to the full text of the Certificate, which is incorporated herein by reference and filed as Exhibit 3.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the company’s expectations regarding the closing of the asset purchase transaction. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the company’s control. These statements are subject to risks, uncertainties, assumptions and other important factors. Factors that could cause the company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreements; the inability to complete the proposed transaction due to the failure to satisfy other conditions to completion of such transaction; the risk that the transaction will not be consummated in a timely manner.

Additional factors that could cause the company’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the section entitled “Risk Factors” included in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, originally filed with the SEC on March 15, 2022, as such factors may be amended and updated from time to time in the company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit No.	Title
3.1	CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B CONVERTIBLE PREFERRED STOCK
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2023

Amergent Hospitality Group Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer